UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2020

UNITED STATES COMMODITY INDEX FUNDS TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-34833	27-1537655
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1850 Mt. Diablo Boulevard, Suite 640
(510) 522-9600	Walnut Creek, California 94596
Registrant's telephone number, including area code	(Address of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States Commodity Index Fund	USCI	NYSE Arca, Inc.
Shares of United States Copper Index Fund	CPER	NYSE Arca, Inc.

Item 7.01. Regulation FD Disclosure.

On February 20, 2020, United States Commodity Index Funds Trust (the “Registrant”), and United States Commodity Index Fund (“USCI”) and United States Copper Index Fund (“CPER”), each a series of the Registrant, issued their monthly account statements for the month ended January 31, 2020, which are presented in the form of Statements of Income (Loss) and Statements of Changes in Net Asset Value, as required pursuant to Rule 4.22 under the Commodity Exchange Act. A copy of the monthly account statements is furnished as Exhibit 99.1 to this Current Report on Form 8-K and also can be found on USCI’s and CPER’s website at www.uscfinvestments.com. The information furnished in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Monthly Account Statements of the Registrant, USCI and CPER for the month ended January 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES COMMODITY INDEX FUNDS TRUST
	By:	United States Commodity Funds LLC, its sponsor

Date: February 20, 2020
	By:	/s/ Stuart P. Crumbaugh

	Name:	Stuart P. Crumbaugh
	Title:	Chief Financial Officer